                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             Vicinity Corporation
                             --------------------
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                                     77-0414631
            --------                                     ----------
     (State of Incorporation                          (I.R.S. Employer
        or Organization)                             Identification No.)


 1135A San Antonio Road, Palo Alto, CA                       94303
 -------------------------------------                       -----
(Address of Principal Executive Offices)                  (Zip Code)

Securities Act registration statement file number to which this form relates:
333-90253

Securities to be Registered Pursuant to Section 12(b) of the Act:   None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

                        Common Stock, par value $0.001
                        ------------------------------
                               (Title of Class)

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Item 1.
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Description of Registrant's Securities to be Registered.
--------------------------------------------------------

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-90253) as originally filed with the Securities and Exchange Commission on November 3, 1999 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.
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     The following exhibits are filed herewith or are incorporated by reference as indicated below.

   Exhibit Number                                          Description
   --------------                                         ------------
         3.2*             Form of Restated Certificate of Incorporation of Vicinity Corporation, a Delaware
                          corporation.

         3.4*             Form of Restated Bylaws of Vicinity Corporation, a Delaware corporation.

         4.1*             Specimen common stock certificate.

     * Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Vicinity Corporation filed by Vicinity Corporation on November 3, 1999, as amended (Registration No. 333-90253).

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 7, 2000                Vicinity Corporation


                                       By:   /s/ Emerick Woods
                                           ---------------------------
                                           (corporate officer)

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